Exhibit 99.1

EnerSys Reports Fire at its Richmond, Kentucky Production Facility

READING, Pa., Sept. 19, 2019 (GLOBE NEWSWIRE) — EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, reports that earlier today a fire broke out in the battery formation area of our Richmond, Kentucky motive power production facility. The Richmond Fire Department and others responded quickly and the fire was extinguished. There were no reported injuries to our employees or responders. We would like to thank the Richmond Fire Department as well as any other fire companies, utility representatives or other first responders.

While we are only in the early stage of assessment, we believe the fire will result in significant property damage and some amount of business interruption. Any business interruption will be felt mostly in the periods commencing after our second fiscal quarter, which ends on September 29, 2019. The Company maintains policies of insurance for both property damage and business interruption. We are assessing the potential for losses not covered by these policies and considering whether claims against other policies may be available to cover such losses.

We are also assessing our ability to shift production to our other motive power facilities in North America, as well as transferring existing formation equipment to Richmond. We have contacted our vendor about new formation equipment.

The Company will provide an update as further information becomes available.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buyback program, damage assessment and response, including availability of insurance coverage, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buyback programs, insurance coverage for both property damage and business interruption, or strategy for business interruption, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2019. No undue reliance should be placed on any forward-looking statements.

ABOUT ENERSYS

EnerSys is the global leader in stored energy solutions for industrial applications. We manufacture and distribute reserve power and motive power batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide.

Motive power batteries and chargers are utilized in electric forklift trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions including medical, aerospace and defense systems. With our Alpha acquisition, EnerSys expanded its portfolio to become the only fully integrated DC power and energy storage solution provider for broadband, telecom and energy storage systems. Outdoor equipment enclosure products are utilized in the telecommunication, cable, utility, transportation industries and by government and defense customers. EnerSys also provides aftermarket and customer support services to customers from over 100 countries through our sales and manufacturing locations around the world.

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